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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section l3 or l5(d) of the
                         Securities Exchange Act of l934


         Date of Report (Date of earliest event reported) March 26, 1997
                                                          --------------


                            VISUAL EDGE SYSTEMS INC.
                            ------------------------
              (Exact name of registrant as specified in its charter



       Delaware                       0-11770                   13-377-8895
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(State of other juris-              (Commission              (I.R.S. Employer
diction of incorporation)           File Number)             Identification No.)



         2424 North Federal Highway, Suite 100, Boca Raton, FL     33431
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         (Address of principal executive offices)                (Zip Code)


                                 (561) 750-7559
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              (Registrant's telephone number, including area code)





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Item 5.  Other Events
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         On March 26, 1997, Visual Edge Systems Inc. (the "Company") consummated a bridge financing (the "Bridge Financing") pursuant to which it issued to 13 investors (the "Bridge Investors"), including Status-One Investments Inc., a company controlled by Earl T. Takefman, the Chief Executive Officer of the Company, an aggregate of (i) 100,000 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), and (ii) 100,000 warrants (the "Warrants") to purchase 100,000 shares of Common Stock at a price of $10.00 per share, subject to adjustment in certain circumstances. The Shares and Warrants were sold pursuant to those certain Share and Warrant Purchase Agreements, each dated as of February 27, 1997, entered into between the Company and each of the Bridge Investors.

         As consideration for the Shares and the Warrants, the investors in the Bridge Financing pledged an aggregate of $3,500,000 in cash and other marketable securities as cash collateral (the "Cash Collateral") to Republic Bank of New York (Canada) Ltd. ("Republic") and Bank Hapoalim (Switzerland) Ltd. ("Bank Hapoalim"). Republic and Bank Hapoalim have each issued a stand-by letter of credit (the "Letters of Credit") in favor of Barnett Bank, N.A. ("Barnett"), in the amount of $3,250,000 and $250,000, respectively. The Letters of Credit expire on December 31, 1997.

         The Letters of Credit were issued to secure a $3,500,000 line of credit (the "Line of Credit") pursuant to a Credit Agreement, dated as of March 26, 1997 (the "Credit Agreement"), between the Company and Barnett. Pursuant to the Credit Agreement, the Company may borrow up to $3,500,000 on a revolving basis at an interest rate of 6.90625% per annum, subject to adjustment based upon the LIBOR rate as posted in the London Interbank Market. The Credit Agreement contains customary representations and warranties and affirmative and negative covenants of the Company. The Line of Credit expires on December 31, 1997.

         In the event that the Company draws upon the Line of Credit and is subsequently unable to repay amounts owed to Barnett under the Line of Credit prior to December 31, 1997, Barnett will present the Letters of Credit to Republic and/or Bank Hapoalim, either or both of which (depending on the amount drawn upon the Line of Credit) will pay Barnett its share of the aggregate amount owed to Barnett using the Cash Collateral. If some or all of the Cash Collateral is thus not returned to the Bridge Investors on December 31, 1997, the expiration date of the Letters of Credit and the Line of Credit, the Company is obligated to promptly issue to each Bridge Investor a number of shares of Common Stock equal to (x) the amount of such Bridge Investor's unreturned Cash Collateral divided by (y) $7.50, provided that the average of the closing bid prices of the Common Stock on the Nasdaq SmallCap Market on each of the twenty consecutive trading days immediately prior to December 31, 1997 is greater than $11.00. Alternatively, if the average of the closing bid prices of the Common Stock on the Nasdaq SmallCap Market on each of the twenty consecutive days immediately prior to December 31, 1997 is less than $11.00, the price by which a Bridge Investor's unreturned Cash Collateral is to

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be divided shall be one-half of the average of the closing bid prices of the
Common Stock on the Nasdaq SmallCap Market on each of the twenty consecutive trading days prior to December 31, 1997. In the event that the Company issues shares of Common Stock in accordance with the foregoing, the Company is contractually obligated to promptly use its best efforts to effect the registration of such shares of Common Stock under the Securities Act of 1933, as amended.

(c)      Exhibits

         99.1 Form of Share and Warrant Purchase Agreement, dated as of February 27, 1997, between the Company and each investor in the Bridge Financing (incorporated by reference to Exhibit
                  10.11 to the Registration Statement on Form SB-2 (Reg.
                  No. 333-24675) of the Company

         99.2 Credit Agreement, dated as of March 26, 1997, between the Company and Barnett Bank, N.A.









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                                   SIGNATURES
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                  Pursuant to the requirements of the Securities Exchange Act of
l934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            VISUAL EDGE SYSTEMS INC.
                            ------------------------
                                  (Registrant)


                            By: /s/ Earl T. Takefman
                                ------------------------
                                Earl T. Takefman
                                Chief Executive Officer



Date:  April 14, 1997









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                                  EXHIBIT INDEX


         No.
         ---

         99.1 Form of Share and Warrant Purchase Agreement, dated as of February 27, 1997, between the Company and each investor in the Bridge Financing (incorporated by reference to Exhibit
                  10.11 to the Registration Statement on Form SB-2 (Reg.
                  No. 333-24675) of the Company

         99.2 Credit Agreement, dated as of March 26, 1997, between the Company and Barnett Bank, N.A.